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                                                                   Exhibit 10.7




DATED        FEBRUARY 15,                    1999
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(1)  HQ EXECUTIVE OFFICES (UK) LIMITED

(2)  NETOBJECTS LIMITED










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LEASE

relating to
Offices 1.12 and 1.18 Deacon House
St Mary's Court
The Broadway
Old Amersham
Bucks  HP7 0UT
-------------------------------------------------------------------

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THIS LEASE dated   February 15, 1999  is made between
                --------------------


(1)       THE LANDLORD:  HQ EXECUTIVE OFFICES (UK) LIMITED of
-----------------------  28 Grosvenor Street
                         London W1X 9FE


(2)       THE TENANT:    NETOBJECTS LIMITED
---------------------    Rotherwick House
                         3 Thomas More Street
                         London E1 9YX

1.             DEFINITIONS
--------------------------

               In this Lease the following expressions shall mean

1.1            "The Inclusive Services" - the services specified in The First
               Schedule

1.2 "The Chargeable Services" - any services from time to time provided by the Landlord (other than the Inclusive Services)

2.             DEMISE
---------------------

               The Landlord demises to the Tenant Offices 1.12 Deacon House and
               1.18 Deacon House, ("the Premises") at St Mary's Court, The Broadway, Old Amersham, Bucks, HP7 0UT


3.             RIGHTS AND RESERVATIONS
--------------------------------------

               The premises are demised

3.1 Together with the right (in common with the Landlord and all others from time to time entitled) to use:-

3.1.1 the common parts of the Building for the purpose only of access to the Premises and

3.1.2 such toilet washroom and kitchen facilities as the Landlord shall from time to time designate for the Tenant's use and

3.2 Subject to the right of the Landlord (and all others authorised from time to time by the Landlord) to use any service conducting media within the Premises

4.             TERM
-------------------

               The term granted by this Lease shall commence on 15th February 1999 and shall expire on 14th August 1999

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5.             RENT
-------------------

               The rent payable shall be L5,120 per month (plus VAT at the prevailing rate) payable monthly in advance on the first day of each month being inclusive of the Inclusive Services as set out in the First Schedule

6.             TENANT'S COVENANTS
---------------------------------

               The Tenant covenants with the Landlord:-

6.1 to pay the rent and chargeable services reserved by this Lease without any deduction by means of a Direct Debit authority

6.2 to pay the Landlord all costs and expenses (including legal costs and surveyors' fees) which may be incurred by the Landlord in connection with the recovery of arrears of rent or other monies payable under this Lease or for the purposes of or incidental to the preparation and service of any notices or proceedings under section 146 of the Law of Property Act 1925 notwithstanding that forfeiture may be avoided otherwise than by relief granted by the Court

6.3 to keep the Premises and all Landlord's fixtures, fittings and equipment in the same state of repair and condition as they are now in as evidenced by the attached Schedule of Condition (fair wear and tear excepted)

6.4 not to damage any of the decorations of the Premises or any of the fixtures, fittings and equipment provided by the Landlord for use by the Tenant

6.5 to permit the Landlord and those authorised by the Landlord to enter the premises for any reasonable purpose, including in connection with the maintenance, repair and alteration of the Building or anything serving or running through the Building, subject to the Landlord making good all damage thereby occasioned to the Premises

6.6            not to make any alteration or addition to the Premises

6.7 to comply with all statutory requirements relating to the Premises, including all town and country planning legislation

6.8 not to assign sublet or part with or share possession of the whole or any part or parts of the Premises

6.9 not to display or affix any notice advertisement placard or name plate to any part of the Premises or Building

6.10 not to use the Premises other than as high-class offices in connection with the Tenant's business

6.10.1 not to do on the Premises or the Building anything which may be a nuisance or annoyance or cause danger, injury or damage to the Landlord or its tenants

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6.10.2         not to invite the public generally to come to the Premises, and not to use the Premises for a purpose which attracts casual callers

6.11 not to do or omit anything whereby any policy of insurance on the Premises or the Building may become void or voidable or otherwise prejudiced, or whereby the premium may be increased

6.12 to pay VAT (or similar tax which shall replace VAT) on all taxable supplies received by the Tenant pursuant to this Lease and, if required by the Landlord, on the rent reserved

6.13 to comply with such regulations as the Landlord may from time to time impose in relation to the use of the Premises, the use of any toilets washrooms and kitchen facilities in the Building, the management of the Building, or the provision of the Chargeable Services

6 14 not to use the address of the Premises as the Tenant's registered office

6.15 the Landlord shall retain a service retainer of L10,240 (already held) on exchange of this Lease

6.16 if and whenever the Tenant fails to pay the rent or any other monies due under this Lease on the due date (whether formally demanded or not), the Tenant shall pay to the Landlord interest at 5% above National Westminster Bank base rate from time to time on such rent or other monies in arrears calculated from the due date to the date of payment subject to a minimum of L200

6.17 to keep the Landlord indemnified from and against all expenses, loss and claims arising from any breach of the Tenant's obligations contained in this Lease, or from the use of the Premises by the Tenant, or arising from any act, neglect or default of the Tenant

6.18 not, without the previous written consent of the Landlord, to install any fixtures, fittings or equipment in the Premises

6.19 not during the term of this Lease or for a period of 6 months after the expiration or sooner determination of the term of this Lease to employ (directly or indirectly) any person who has been in the employment of the Landlord at the Building during the term and if the Tenant breaches the provisions of this clause the Tenant shall pay to the Landlord on demand by way of liquidated damages an amount equal to 40% of the gross remuneration of such employee

6.20 not to use any electrical appliance within the demised premises which has not been tested on a regular basis in accordance with The Electricity At Work Regulations (1989).

6.21           not bring any animal into the Premises or the Building

6.22           not to smoke in any part of the Building or Premises

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7.             LANDLORD'S COVENANTS
-----------------------------------

               The Tenant paying the rent reserved by this Lease and performing and observing the obligations on the part of the Tenant contained in this Lease, the Landlord agrees with the Tenant:-

7.1 that the Tenant may peaceably hold and enjoy the Premises during the term without any interruption

7.2            to use reasonable endeavours to provide the Inclusive Services

7.3 to indemnify the Tenant against all business rates and water charges payable in respect of the Premises

7.4 to refund the service retainer on the determination of this Lease less any sums due to the Landlord pursuant to the provisions of this Lease

7.5 to grant 24 hour access 7 days a week to the Building and Premises

8.             PROVISOS
-----------------------

8.1 If and whenever the rent hereby reserved or made payable by the Tenant or any part thereof shall be in arrears and unpaid for seven days after the same shall have become due (whether the same shall have been formally demanded or not) or if the Tenant shall become bankrupt or shall have an interim receiver appointed or shall enter into any arrangement or composition with his creditors or being a company shall enter into liquidation (other than a voluntary liquidation for the purpose of reconstruction or amalgamation) have an administrative receiver appointed or an administration order made against it or if the Tenant shall at any time fail or neglect to perform or observe any of the covenants conditions or agreements contained in this Lease and on the part of the Tenant to be performed or observed then and in such case and thenceforth it shall be lawful for the Landlord or any person or persons duly authorised by the Landlord in that behalf to re-enter into and upon the Premises or any part thereof in the name of the whole and thereupon the term hereby created shall absolutely determine but without prejudice to any right or antecedent breach of any of the covenants by the Tenant contained in this Lease

8.2 The Landlord shall not be liable or responsible for any loss injuries or damage sustained by the Tenant or any invitee or licensee of the Tenant (either personally or to their property) and the Landlord shall not be liable to the Tenant for any damage which may be caused by stoppage or defect of any plant or machinery in or in service to the Premises or the failure of the Landlord for reasons beyond the Landlord's reasonable control to provide the Inclusive Services or for any loss or damage occasioned by any errors or omissions arising from the provision of the Inclusive Services and/or the Chargeable services

8.3 If the Premises or any part shall at any time be destroyed so as to be unfit for occupation or use, then, save to the extent that the insurance of the Premises shall have been vitiated or payment of the policy monies refused by or in consequence of any act, neglect, omission or default of the Tenant, the rent payable pursuant to this

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               Lease, or a fair proportion thereof according to the nature and extent of the damage sustained shall, from the date of such damage or destruction, be suspended and cease to be payable until the Premises shall have been rebuilt or reinstated and made fit for occupation, and any dispute concerning this provision shall be determined by an arbitrator in accordance with the Arbitration Acts 1950 to 1979

8.4 The Landlord shall be entitled to discontinue the provision of the Inclusive Services (including without limitation the Telephone Answering Services) in respect of any period or periods during which the Tenant shall be in breach of any of the provisions of this Lease

8.5 Section 196 of the Law of Property Act 1925 (as to service of notices) as amended by the Recorded Delivery Service Act 1962 shall apply to this Agreement

9.             TENANT'S EFFECTS
-------------------------------

9.1 The Tenant irrevocably appoints the Landlord to be the Tenant's agent to store or dispose of any effects left by the Tenant on the Premises for more than seven days after the expiry or sooner determination of the term subject to any conditions which the Landlord thinks fit and without the Landlord being liable to the Tenant save to account for the net proceeds of sale less the cost of storage (if any) and any other expenses reasonably incurred by the Landlord

9.2 Any goods or other effects left at the Premises on or after the expiry or sooner determination of the term shall be subject to a lien in favour of the Landlord in respect of any liability of the Tenant to the Landlord pursuant to or arising out of this Lease and the Landlord shall have power to sell or otherwise dispose of all such goods and effects on whatever terms the Landlord shall think fit and to apply the net proceeds of such sale or disposal towards satisfaction of such liability


Signed for and on behalf of
HQ EXECUTIVE OFFICES (UK) LIMITED









Signed for and on behalf of
NETOBJECTS LIMITED

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                                    FIRST SCHEDULE
                                  ------------------
                                 (Inclusive Services)



                -   Business rates
                -   Water rates
                -   Reception Services
                -   Telephone Answering Services
                -   Air-conditioning
                -   Lighting
                -   Electricity
                -   Cleaning
                -   Repair and Maintenance of the Building
                -   Insurance of the Building & Landlord's contents
                - Subject to availability, courtesy Network access of two hours per month, at other UK centres and eight hours per month at all other world-wide centres in the HQ Business Centre network (hours may not be carried forward if unused).



                                   SECOND SCHEDULE
                                  -----------------
                                (Chargeable Services)

                -   Secretarial Services
                -   Photocopying
                -   Use of Boardrooms
                -   Post Handling
                -   Telephone charges
                -   Facsimile
                -   Catering Services